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                                                                    EXHIBIT 99.1


W-H ENERGY SERVICES Q3 EARNINGS UP 34% FROM LAST YEAR


HOUSTON, October 30, 2003 (BusinessWire) - W-H Energy Services, Inc. (NYSE: WHQ) announced third quarter net income of $4.7 million ($0.17 per share) which is 34% higher than the $3.5 million ($0.13 per share) reported in the same period last year. In the preceding quarter, the Company reported net income of $5.8 million or $0.21 per share.

The Company projects that earnings per share will range from $0.16 to $0.20 for the quarter ending December 31, 2003.

Revenues for the third quarter of $104.4 million and operating income of $9.6 million were 29 percent and 28 percent higher than the third quarter of 2002, respectively. On a sequential basis, revenues increased by 8 percent while operating income declined 15 percent as compared to the previous quarter due to the change in product/service mix.

Domestic revenues increased 29 percent over the third quarter of last year and were unchanged as compared to the preceding quarter. International revenues increased 30 percent over the third quarter of last year and were 63 percent higher than the previous quarter.

The Company's operating income as a percentage of revenues for the third quarter was 9.2 percent compared to 9.3 percent reported for the third quarter last year and 11.7 percent in the previous quarter.

QUARTERLY SEGMENT RESULTS

Drilling

Revenues in the drilling segment were $65.8 million in the third quarter, 23 percent higher than the comparable period in the prior year and 19 percent higher than the preceding quarter. Operating income of $7.1 million was 5 percent higher than the comparable period in the prior year and 38 percent higher than the preceding quarter.

Completion and workover

Revenues in the completion and workover segment were $30.6 million in the third quarter, 46 percent higher than the comparable period in the prior year and 10 percent lower than the preceding quarter. Operating income of $4.9 million was 51 percent higher than the comparable period in the prior year and 39 percent lower than the preceding quarter.



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Maintenance and safety

Revenues in the maintenance and safety segment were $8.0 million in the third quarter, 31 percent higher than the comparable period in the prior year and 2 percent higher than the preceding quarter. Operating income of $0.2 million was higher than the operating loss of $0.6 million reported for the comparable period in the prior year and 56 percent lower than the preceding quarter.

W-H Energy is a diversified oilfield service company that provides products and services used primarily for the drilling, completion and production of oil and natural gas wells. The Company has onshore operations in the United States, Canada, Brazil, Europe, North Africa and the Middle East and offshore operations in the Gulf of Mexico, the North Sea, the Persian Gulf, the Gulf of Suez, the Mediterranean Sea and off the coast of Brazil.

STATEMENTS IN THIS PRESS RELEASE THAT ARE NOT STRICTLY HISTORICAL ARE "FORWARD-LOOKING" STATEMENTS AS DEFINED IN THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THE ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE PROJECTED IN THE FORWARD-LOOKING STATEMENTS DUE TO, AMONG OTHER THINGS, THE CURRENT AND EXPECTED FUTURE PRICES OF CRUDE OIL AND NATURAL GAS, THE LEVEL OF EXPLORATION, DEVELOPMENT AND PRODUCTION ACTIVITY OF, AND THE CORRESPONDING CAPITAL SPENDING BY, OUR CUSTOMERS, THE DEVELOPMENT AND IMPLEMENTATION OF NEW TECHNOLOGIES AND WEATHER CONDITIONS IN OFFSHORE MARKETS. THESE RISKS ARE MORE FULLY DESCRIBED IN W-H ENERGY SERVICES, INC.'S ANNUAL REPORT FILED ON FORM 10-K WITH THE SECURITIES AND EXCHANGE COMMISSION. THE COMPANY DISCLAIMS ANY OBLIGATION TO UPDATE THE STATEMENTS IN THIS PRESS RELEASE.

CONTACT: W-H Energy Services, Inc., Houston
         Shawn M. Housley, 713/974-9071

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                            W-H ENERGY SERVICES, INC.
                 UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
               (in thousands, except share and per share amounts)

                                                      THREE MONTHS ENDED SEPTEMBER 30,  NINE MONTHS ENDED SEPTEMBER 30,
                                                      -------------------------------   --------------------------------
                                                           2003             2002             2003              2002
                                                      --------------   --------------   --------------   ---------------
 Revenues                                                 $ 104,354         $ 80,790        $ 295,833         $ 230,401

COSTS AND EXPENSES:
       Cost of revenues                                      60,983           45,645          167,884           127,189
       Selling, general and administrative                   20,831           16,248           58,063            46,731
       Research and development                               2,828            2,739            8,396             7,207
       Depreciation and amortization                         10,091            8,638           29,206            23,276
                                                      --------------   --------------   --------------   ---------------
                 Total costs and expenses                    94,733           73,270          263,549           204,403

                 Operating income                             9,621            7,520           32,284            25,998

OTHER (INCOME) EXPENSES:
       Interest expense, net                                  2,022            1,763            5,781             4,678
       Other (income) expense, net                               (9)              87              (12)              257
                                                      --------------   --------------   --------------   ---------------
                 Income before income taxes                   7,608            5,670           26,515            21,063

       Provision for income taxes                             2,929            2,183           10,208             8,109
                                                      --------------   --------------   --------------   ---------------
                 Net income                               $   4,679         $  3,487        $  16,307         $  12,954
                                                      ==============   ==============   ==============   ===============
EARNINGS PER COMMON SHARE:
       Basic                                              $    0.17         $   0.13        $    0.60         $    0.50
       Diluted                                            $    0.17         $   0.13        $    0.58         $    0.48

WEIGHTED AVERAGE SHARES OUTSTANDING:
       Basic                                             27,231,746       26,563,146       27,138,373        26,152,426
       Diluted                                           28,025,390       27,515,283       27,909,487        27,196,648

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                            W-H ENERGY SERVICES, INC.
                      CONSOLIDATED CONDENSED BALANCE SHEETS
                                 (in thousands)

                                                             SEPTEMBER 30, 2003        DECEMBER 31, 2002
                                                            ---------------------    ----------------------
                                                                   (UNAUDITED)
ASSETS:
     Cash and cash equivalents                                    $ 29,437                   $  9,386
     Accounts receivable, net                                       89,085                     75,793
     Inventory                                                      38,708                     39,206
     Other current assets                                           10,789                      9,324
                                                                  --------                   --------
                  Total current assets                             168,019                    133,709

     Property and equipment, net                                   209,012                    193,272
     Other assets                                                  112,109                    111,581
                                                                  --------                   --------
                  Total assets                                    $489,140                   $438,562
                                                                  ========                   ========

LIABILITIES AND SHAREHOLDERS' EQUITY:
     Accounts payable and accrued liabilities                       43,911                     43,749
     Current maturities of long-term debt                            6,050                     14,300
     Other current liabilities                                          --                      1,750
                                                                  --------                   --------
                  Total current liabilities                         49,961                     59,799

     Long-term debt, net of current maturities (1)                 168,063                    133,005
     Other liabilities                                              30,605                     24,229
                                                                  --------                   --------
                  Total liabilities                                248,629                    217,033

     Shareholders' equity                                          240,511                    221,529
                                                                  --------                   --------
                  Total liabilities and shareholders' equity      $489,140                   $438,562
                                                                  ========                   ========


(1) As of September 30, 2003, there was approximately $50 million available under the Company's revolving credit facility.
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                            W-H ENERGY SERVICES, INC.
                 UNAUDITED SEGMENTED AND SELECTED FINANCIAL DATA
                                 (in thousands)

                                                              THREE MONTHS ENDED                       NINE MONTHS ENDED
                                                                  SEPTEMBER 30,                           SEPTEMBER 30,
                                                          -----------------------------           ------------------------------
                                                             2003                2002                2003                 2002
                                                          ---------            --------           ---------            ---------
      SEGMENTED INFORMATION:
          Revenue:
                Drilling                                  $  65,803            $ 53,717           $ 177,026            $ 152,521
                Completion and workover                      30,601              21,005              95,562               57,549
                Maintenance and safety                        7,950               6,068              23,245               20,331
                                                          ---------            --------           ---------            ---------
                     Total revenue                        $ 104,354            $ 80,790           $ 295,833            $ 230,401
                                                          =========            ========           =========            =========
          DEPRECIATION AND AMORTIZATION:
                Drilling                                  $   5,898            $  5,285           $  16,938            $  14,491
                Completion and workover                       3,054               2,375               9,010                6,038
                Maintenance and safety                        1,027                 912               3,010                2,565
                Corporate                                       112                  66                 248                  182
                                                          ---------            --------           ---------            ---------
                     Total depreciation and amortization  $  10,091            $  8,638           $  29,206            $  23,276
                                                          =========            ========           =========            =========
          OPERATING INCOME:
                Drilling                                  $   7,093            $  6,754           $  19,248            $  20,708
                Completion and workover                       4,934               3,275              19,858               10,021
                Maintenance and safety                          167                (646)                188                  492
                Corporate                                    (2,573)             (1,863)             (7,010)              (5,223)
                                                          ---------            --------           ---------            ---------
                     Total operating income               $   9,621            $  7,520           $  32,284            $  25,998
                                                          =========            ========           =========            =========